                                  EXHIBIT A

                        NATIONAL FUEL EXPLORATION CORP.
                                INCOME STATEMENT
                          PERIOD ENDING JUNE 30, 2001
                                  (Unaudited)

Operating Revenue:
-----------------
  Gas Sales                                               $0
  Other Operating Revenue                        $19,725,947
                                                 -----------
Operating Revenue                                $19,725,947
                                                 -----------

Operating Expenses:
------------------
  Purchased Gas Sold                                      $0
  Fuel For Generation                                     $0
  Operation Expenses                              $6,524,753
  Maintenance Expenses                                    $0
  Property, Franchise & Other Taxes               $1,911,943
  Depreciation, Depletion & Amortization          $3,959,500
  Impairment of O&G                                       $0
  Federal Income Taxes                              $170,690
  State Income Taxes                                      $0
  Deferred Inc Tax-Net                            $2,264,377
  Invest Tax Cr Adjust                                    $0
                                                 -----------
Operating Expenses                               $14,831,263
                                                 -----------
Operating Income / (Loss)                         $4,894,684
                                                 -----------

Other Income:
------------
  Unremitted earnings of Subsidiaries                     $0
  Dividends from Subsidiaries                             $0
  Intercompany Interest Income                            $0
  Appliance & Jobbing                                     $0
  Miscellaneous Income                                    $0
  Investment Tax Credit                                   $0
  AFUDC                                                   $0
  Other Interest Income                             $157,454
                                                 -----------
  Other Income/ (Loss)                              $157,454
                                                 -----------

Income Before Interest Charges                    $5,052,138
                                                 -----------

Interest Charges:
----------------
  Interest Charges on L/T Debt                            $0
  Intercompany Interest Expense                   $1,938,628
  Other Interest Expenses                           $157,887
  ABFUDC                                                  $0
                                                 -----------
  Interest Charges                                $2,096,515
                                                 -----------

Minority Interest in Foreign Subs                         $0

Income Before Cumulative Effect                   $2,955,623
                                                 -----------

Cumulative Effect of Change in Acctg                      $0
                                                 -----------

Net Income / (Loss)                               $2,955,623
                                                 ===========

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas
Company's Form 10-K for the fiscal year ended September 30, 2000 and in Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarters ended December 31, 2000,
March 31, 2001 and June 30, 2001.